EXHIBIT 99.3

REVOCABLE PROXY

SPECIAL MEETING OF THE STOCKHOLDERS OF

Nanogen, Inc.

Proxy for Special Meeting of Stockholders

Solicited by the Board of Directors

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                     , 2004 AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby constitutes and appoints Howard C. Birndorf and David G. Ludvigson, and each of them, with full power and substitution, to represent the undersigned and to vote at the Special Meeting of Stockholders (the “Special Meeting”) of Nanogen, Inc. (“Nanogen”) to be held at                      on                     , 2004 at                      San Diego, California, time, and at any adjournment or postponement of thereof (1) as hereinafter specified upon the proposals listed on below and as more particularly described in the Joint Proxy Statement/Prospectus which accompanies this proxy and (2) in their discretion upon such other matters as may properly come before the meeting. Said proxy holders are directed to vote the shares the undersigned would be entitled to vote, if then personally present, in accordance with the following instructions. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2 and 3 and in the discretion of the proxy holders in the case of proposal 4. A vote FOR the following proposals is recommended by the Board of Directors.

PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	To approve the issuance of Nanogen common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of September 7, 2004, among Nanogen, Empire Acquisition Corp., a wholly owned subsidiary of Nanogen, and Epoch Biosciences, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve an amendment to Nanogen’s certificate of incorporation to increase the authorized shares of Nanogen common stock from 50,000,000 to 135,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To vote, in their discretion, upon any other business that may properly come before the Special Meeting or any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the Special Meeting, management of Nanogen is not aware of any other matters that should come before the Special Meeting.

(Continued and to be signed on reverse side)

(Continued from reverse side)

SPECIAL MEETING OF THE STOCKHOLDERS OF

Nanogen, Inc.

                    , 2004

Please date, sign and mail your

proxy card in the envelope provided

as soon as possible.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of Nanogen, Inc. called for                     , 2004 and the Joint Proxy Statement/Prospectus prior to signing this proxy.

☐  I PLAN TO ATTEND THE                     , 2004 SPECIAL MEETING OF STOCKHOLDERS.

Even if you are planning to attend the Special Meeting in person, you are urged to sign and mail you proxy in the return envelope so that your stock may be represented at the Special Meeting.

To change the address on your account, please check this box ☐ and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Dated:                     , 2004

Signature of Stockholder	Title (if applicable)	Address

Dated:                     , 2004

Signature of Stockholder	Title (if applicable)

Note: Please sign exactly as your name appears on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give the full title as such. If the signer is a corporation, please sign the full corporate name by the duly authorized officer, giving the full title as such. If the signer is a partnership, please sign in the partnership name by the authorized person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDER IN THE CASE OF PROPOSAL 4. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.